UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2007

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	To Be Assigned	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1880 Century Park East, Suite 800

Los Angeles, CA 90067

(Address of principal executive offices) (Zip Code)

(310) 277-2265

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Registration of Securities of Successor Issuer Under Section 12(b) of the Securities Exchange Act of 1934 Pursuant to Rule 12g-3 Under the Securities Exchange Act of 1934

On March 12, 2007, National Mercantile Bancorp, a California corporation (“National Mercantile”), FCB Bancorp, a California corporation (“FCB”), and First California Financial Group, Inc., a Delaware corporation (“First California”), completed the previously announced reincorporation merger of National Mercantile (the “Reincorporation Merger”) pursuant to which National Mercantile merged into its wholly-owned subsidiary, First California (following the Reincorporation Merger, the parties also completed the previously announced merger of FCB into First California), pursuant to the Agreement and Plan of Merger, dated as of June 15, 2006 (the “Merger Agreement”).

Immediately before the completion of the Reincorporation Merger, the common stock of National Mercantile was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On March 12, 2007, in connection with the completion of the Reincorporation Merger, First California’s common stock, $0.01 par value per share, is deemed registered under Section 12(b) of the Exchange Act by operation of paragraph (a) of Rule 12g-3 under the Exchange Act. As a result, First California has succeeded to the reporting status of National Mercantile under the Exchange Act and hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: March 12, 2007

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ Romolo Santarosa
Name:	Romolo Santarosa
Title:	Executive Vice President, Chief Financial Officer

3